Exhibit 99.2

Unaudited Financial and Other Statistical Information for the Three Month Period

Ended May 31, 2005, and Guidance for Fiscal Year 2006

AZZ incorporated

Condensed Consolidated Statements of Income

(unaudited)

($ in Thousands except per share amount)

Three Months Ended May 31, 2005
Net Sales	$44,739,018

Cost of Sales	35,733,458
Selling, General and Administrative	5,201,077
Interest Expense	440,679
Net (Gain) Loss on Sale of Property, Plant and Equipment	58,297
Other (Income)	(134,447)

41,299,064

Income Before Income Taxes	3,439,954
Income Tax Expense	1,307,700

Net Income	$2,132,254

Income Per Share:
Basic	$0.39

Diluted	$0.38

AZZ incorporated

Condensed Consolidated Balance Sheet

(unaudited)

($ in Thousands)

Period Ended May 31, 2005
Assets:

Current assets:
Cash and cash equivalents	$1,202,231
Accounts receivable, net of allowance for doubtful accounts	25,577,327
Inventories	21,095,300
Costs and estimated earnings in excess of billings on uncompleted contracts	3,723,941
Deferred income taxes	2,007,539
Prepaid expenses and other	553,136

Total current assets	54,159,474

Net property, plant, and equipment	35,273,542

Goodwill, less accumulated amortization	40,962,104

Other Assets	1,101,467

$131,496,587

Liabilities and Shareholders’ Equity:

Current liabilities:
Accounts payable	$12,043,729
Accrued liabilities	9,295,454
Long-term debt due within one year	5,500,000

Total current liabilities	26,839,183

Long-term debt due after one year	24,000,000

Deferred income taxes	3,117,413

Shareholders’ equity	77,539,991

$131,496,587

AZZ incorporated

Condensed Consolidated Statement of Cash Flows

(unaudited)

($ in Thousands)

Period Ended May 31, 2005
Net cash provide by operating activities	$1,767,199
Net cash used in investing activities	(1,356,520)
Net cash provided by (used in) financing activities	274,724

Net (decrease) increase in cash and cash equivalents	685,403
Cash and cash equivalents at beginning of period	516,828

Cash and cash equivalents at end of period	$1,202,231

AZZ incorporated

Financial and Other Statistical Information

(unaudited)

($ in Thousands)

Information regarding operations and assets by segment is as follows:

Three Months Ended May 31, 2005
Net sales:
Electrical and Industrial Products	$28,788
Galvanizing Services	15,951

$44,739

Segment operating income (a):
Electrical and Industrial Products	$2,090
Galvanizing Services	3,742

$5,832

General corporate expenses (b)	1,926
Interest expense	441
Other (income) expense, net (c)	25

$2,392

Income Before Taxes	$3,440

Total assets:
Electrical and Industrial Products	$79,720
Galvanizing Services	46,542
Corporate	5,235

$131,497

(a)	Segment operating income consists of net sales less cost of sales, specifically identifiable general and administrative expenses, specifically identifiable selling expenses and other income and expense items that are specifically identifiable to a segment.
(b)	General corporate expense consists of selling, general and administrative expense that are not specifically identifiable to a segment.
(c)	Other (income) expense, net includes gains and losses on sale of property, plant and equipment and other (income) expense not specifically identifiable to a segment.

AZZ incorporated

Financial and Other Statistical Information

(unaudited)

($ in Thousand except per share amount)

	Actual Year to Date May 31, 2005	Projected Year Ended February 28, 2006
Net Sales:
Electrical and Industrial Products	$28,788	$114,000 to $120,000
Galvanizing Services	$15,951	$56,000 to $60,000

Total Sales	$44,739	$170,000 to $180,000

Diluted earnings per share	$.38	$1.08 to $1.18

Operating Margins:
Electrical and Industrial Products	7.26%	7.5%
Galvanizing Services	23.5%	19.0%

Cash Provided By Operations	$1,767	$6,500
Capital Expenditures	$1,381	$6,000
Depreciation and Amortization of Intangible Assets and Debt Issue Cost	$1,383	$5,200

AZZ incorporated

Financial and Other Statistical Information

(unaudited)

($ in Thousand)

Quarter Ended May 31, 2005
Book to Ship Ratio:
2/28/05 Backlog	$64,769
Qtr. Ending 5/31/05 Bookings	44,980
Qtr. Ending 5/31/05 Shipments	44,739
5/31/05 Backlog	65,010
Book to Ship Ratio	1.01 to 1

Outstanding Accounts Receivable Days	56